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                                                                     Exhibit 3.5

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                           BUSINESS CORPORATIONS ACT

                                CONSUMER AND
Alberta                    CORPORATE AFFAIRS              ARTICLES OF AMENDMENT
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  1. NAME OF CORPORATION                        2.   CORPORATE ACCESS NUMBER:

FIRST COMMERCIAL FINANCIAL GROUP, INC.                 20347253

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  3. THE ARTICLES OF THE ABOVE-NAMED CORPORATION ARE AMENDED AS FOLLOWS:

1. Pursuant to subsection 167(1)(a) of the Business Corporations Act (Alberta), the Articles of Incorporation of the Corporation be amended by changing its name from First Commercial Financial Group Inc. to Micron Metals Canada Corp.;

2. Pursuant to subsection 167(1)(f) of the Business Corporations Act (Alberta), the Articles of Incorporation of the Corporation be amended by changing all of the currently issued and outstanding commom voting shares into a different number of shares such that two common voting shares in the capital stock of the Corporation shall be issued for every one common voting share without amending the stated capital account for the common voting shares of the Corporation.


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        DATE                          SIGNATURE                    TITLE

August 30, 1989                /s/ Gordon F. Lee                 President

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FOR DEPARTMENTAL USE ONLY                                          FILED